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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2002

GENERAL MARITIME CORPORATION
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	001-16531 (Commission file number)	06-159-7083 (I.R.S. employer identification no.)
35 West 56th Street New York, New York (Address of principal executive offices)		10019 (Zip code)

Registrant's telephone number, including area code: (212) 763-5600

GENERAL MARITIME CORPORATION
FORM 8-K
CURRENT REPORT

TABLE OF CONTENTS

Page
Item 9. Regulation FD Disclosure	3
Signature	4

Item 9. Regulation FD Disclosure.

        On November 26, 2002, General Maritime Corporation ("General Maritime") made grants of restricted common stock of General Maritime in the amount of 500,000 shares to Peter C. Georgiopoulos, General Maritime's chairman and chief executive officer, and 125,000 shares to John P. Tavlarios, General Maritime's president and chief operating officer. The shares will vest, if at all, in seven years from the date of grant (or earlier upon the death, disability, dismissal without cause or resignation for good reason of the recipient or upon a change of control of General Maritime). The restricted stock grants are expected to result in a non-cash charge to general and administrative expenses of $541,000 per annum (pro rata for the remainder of 2002). Messrs. Georgiopoulos and Tavlarios surrendered outstanding options to General Maritime to purchase 350,000 and 240,000 shares of common stock of General Maritime, respectively, at an exercise price of $18.00 per share. In addition, General Maritime granted options to purchase an aggregate of 143,500 shares of common stock of General Maritime at an exercise price of $6.06 (the closing price on the date of grant) to other employees of General Maritime. These options will generally vest in four equal installments on each of the first four anniversaries of the date of grant.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 29, 2002	GENERAL MARITIME CORPORATION
	By:	/s/ JAMES C. CHRISTODOULOU James C. Christodoulou Vice President, Chief Financial Officer and Secretary

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TABLE OF CONTENTS
  Item 9. Regulation FD Disclosure.
SIGNATURES